Exhibit 11




                              TAUBMAN CENTERS, INC.
                        Computation of Earnings Per Share

                        (in thousands, except share data)

                                             Year Ended              Year Ended              Year Ended
                                          December 31, 1994       December 31, 1995       December 31, 1996
                                          -----------------       -----------------       -----------------

Primary
-------

Income before
 extraordinary items
 as reported                                  $17,014                   $19,267                  $20,730

 Effect of partnership
  units issuable under
  The Taubman Realty Group
  Limited Partnership's
  1992 Incentive Option Plan                      (25)                       (1)                     (37)
                                              -------                   -------                  -------

Income before extraordinary
  items for purposes of
  calculating primary
  earnings per share                          $16,989                   $19,266                  $20,693
                                              =======                   =======                  =======

Weighted average number
  of shares outstanding                    44,589,709                44,249,617               44,444,833
                                           ==========                ==========               ==========

Primary earnings per share                       $.38                      $.44                     $.47
                                                 ====                      ====                     ====


Fully diluted
-------------

Income before extraordinary
  items as reported                           $17,014                   $19,267                  $20,730

 Effect of partnership
  units issuable under The
  Taubman Realty Group
  Limited Partnership's 1992
  Incentive Option Plan                           (34)                       (8)                    (243)
                                              -------                    ------                  -------

Income before extraordinary
  items for purposes of
  calculating fully diluted
  earnings per share                          $16,980                   $19,259                  $20,487
                                              =======                   =======                  =======

Weighted average number
  of shares outstanding                    44,589,709                44,249,617               44,444,833
                                           ==========                ==========               ==========

Fully diluted earnings
  per share                                      $.38                      $.44                     $.46
                                                 ====                      ====                     ====

                                                                     Exhibit 11
                                                                   (Continued)



                              TAUBMAN CENTERS, INC.
                        Computation of Earnings Per Share

                        (in thousands, except share data)



                                            Year Ended                Year Ended                 Year Ended
                                         December 31, 1994         December 31, 1995           December 31, 1996
                                         -----------------         -----------------           -----------------

Primary
-------

Net income as reported                          $927                    $25,103                   $20,286

  Effect of partnership
   units issuable under
   The Taubman Realty Group
   Limited Partnership's
   1992 Incentive Option Plan                     (9)                        (1)                      (50)
                                                ----                    -------                   -------

Net income for purposes of
 calculating primary
 earnings per share                             $918                    $25,102                   $20,236
                                                ====                    =======                   =======

Weighted average number
 of shares outstanding                    44,589,709                 44,249,617                44,444,833
                                          ==========                 ==========                ==========

Primary earnings
 per share                                      $.02                       $.57                     $.46
                                                ====                       ====                     ====



Fully diluted
-------------

Net income as reported                          $927                    $25,103                  $20,286

  Effect of partnership
   units issuable under
   The Taubman Realty Group
   Limited Partnership's
   1992 Incentive Option Plan                    (13)                       (10)                    (253)
                                                ----                     ------                   ------

Net income for purposes of
 calculating fully diluted
 earnings per share                             $914                    $25,093                  $20,033
                                                ====                    =======                  =======

Weighted average number of
  shares outstanding                      44,589,709                 44,249,617               44,444,833
                                          ==========                 ==========               ==========

Fully diluted earnings
  per share                                     $.02                       $.57                     $.45
                                                ====                       ====                     ====